Addendum: Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan
Dated December 13, 2007

          Effective from and after the date hereof (the “Effective Date”), this addendum (“Addendum”) to the Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan, as such may be amended from time to time (the “Plan”), hereby amends the Plan and shall govern any award made pursuant to any Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement, or otherwise, issued thereunder on or after the Effective Date hereof. Capitalized terms contained but not defined in this Addendum shall have the meaning provided in the Plan.

          1. The definition of “Change in Control” set forth in Section 2(d) is hereby replaced in its entirety with the following provision:

          “Change in Control” means, except as otherwise provided in the applicable Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement, the occurrence of any of the following events:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act or any successor thereto (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any of its Subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (iii) (A), (B) and (C) below; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business

Combination”), in each case, unless, immediately following such Business Combination, (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of (1) the entity resulting from such Business Combination (the “Surviving Corporation”) or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          2. Section 3 is hereby amended by deleting clause (c) in the first paragraph thereof in its entirety.

          3. Section 14(d) of the Plan is hereby replaced in its entirety with the following provision:

          Notwithstanding anything contained in this Plan to the contrary, unless otherwise provided in the applicable Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement, in the event of a Change in Control the following shall occur as of the effective date of such Change in Control with respect to any and all awards outstanding as of the effective date of such Change in Control: (i) any and all Options and Stock Purchase Rights granted hereunder shall vest in full and become immediately exercisable, and shall remain exercisable throughout their entire term; (ii) any restrictions imposed on Restricted Stock Units shall lapse. The awards shall be paid in cash, or in the sole discretion of the Committee, in Shares to Participants within thirty (30) days following the effective date of the Change in Control, with any such Shares valued at the Fair Market Value as of the effective date of the Change in Control. Notwithstanding anything to the contrary herein or in the Plan, with respect to any award subject to, and not exempt from, the provisions of Section 409A of the Code, the applicable award agreement shall provide for the acceleration of payment of such award only in the event of a

Change in Control that qualifies as a change in ownership or change in effective control of the Company under Section 409A of the Code.

          4. The Plan and each Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement are intended to comply with the requirements of Section 409A of the Code and any regulations promulgated thereunder, and shall be construed accordingly.